                                                                                            Exhibit 11

                              Harte-Hanks Communications, Inc. and Subsidiaries
                                       Earnings Per Share Computations
                                    (in thousands, except per share data)


                                                   PRIMARY
                                                                  Three Months Ended September 30,
                                                                     1995                1994
Net income................................                          $ 8,728             $ 6,249

Shares used in net earnings per
  share computations......................                           20,816              19,046

Earnings per share........................                          $   .44             $   .33

      Computation of Shares Used In Net Earnings Per Share Computations
                                                                  Three Months Ended September 30,
                                                                     1995                 1994
Average outstanding common shares.........                           19,868              18,245
Average common equivalent shares --
  dilutive effect of option shares........                              948                 801
Shares used in net earnings
  per share computations..................                           20,816              19,046

                                                FULLY DILUTED
                                                                  Three Months Ended September 30,
                                                                     1995                 1994
Net income................................                          $ 8,728             $ 6,249

Adjusted net income for interest
  on convertible note.....................                          $ 8,853             $ 6,437

Shares used in net earnings
  per share computations..................                           20,869              20,482

Earnings per share........................                          $   .43             $   .31

      Computation of Shares Used In Net Earnings Per Share Computations
                                                                  Three Months Ended September 30,
                                                                     1995                 1994
Average outstanding common shares.........                           19,868              18,245
Average common equivalent shares --
  dilutive effect of option shares........                            1,001                 808
Dilutive effect of convertible note.......                             --                 1,429
Shares used in net earnings
  per share computations..................                           20,869              20,482

                                                                                        Exhibit 11

                              Harte-Hanks Communications, Inc. and Subsidiaries
                                       Earnings Per Share Computations
                                    (in thousands, except per share data)

                                                   PRIMARY
                                                                  Nine Months Ended September 30,
                                                                     1995                1994
Net income................................                          $14,838             $15,455

Shares used in net earnings per
  share computations......................                           19,929              19,043

Earnings per share........................                          $   .76             $   .81

      Computation of Shares Used In Net Earnings Per Share Computations
                                                                  Nine Months Ended September 30,
                                                                     1995                1994
Average outstanding common shares.........                           19,057              18,190
Average common equivalent shares --
  dilutive effect of option shares........                              872                 853
Shares used in net earnings
  per share computations..................                           19,929              19,043

                                                FULLY DILUTED
                                                                  Nine Months Ended September 30,
                                                                     1995                1994
Net income................................                          $14,838             $15,455

Adjusted net income for interest
  on convertible note.....................                          $15,151             $16,019

Shares used in net earnings
  per share computations..................                           20,742              20,483

Earnings per share........................                          $   .73             $   .78

      Computation of Shares Used In Net Earnings Per Share Computations
                                                                  Nine Months Ended September 30,
                                                                     1995                1994
Average outstanding common shares.........                           19,057              18,190
Average common equivalent shares --
  dilutive effect of option shares........                              916                 864
Dilutive effect of convertible note.......                              769               1,429
Shares used in net earnings
  per share computations..................                           20,742              20,483